As filed with the Securities and Exchange Commission on December 28, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RAM Holdings Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	6351 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
Telephone: (441) 296-6501
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
Telephone: (212) 894-8700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Victoria Guest General Counsel RAM Holdings Ltd. RAM Re House 46 Reid Street Hamilton HM 12 Bermuda (441) 296-6501	Alejandro E. Camacho, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Amount To Be Registered(1)(2)	Proposed Maximum Aggregate Offering Price Per Unit(2)	Proposed Maximum Offering Price(2)	Amount of Registration Fee

Common Shares(3)

Preference Shares(4)

Depositary Shares(5)

Debt Securities(6)

Rights to Purchase Common Shares

Rights to Purchase Preference Shares

Warrants to Purchase Common Shares

Warrants to Purchase Preference Shares

Warrants to Purchase Debt Securities

Share Purchase Contracts

Share Purchase Units(7)

Total	$350,000,000	100%	$350,000,000	$10,745

(1)

An indeterminate number or amount of common shares, preference shares, depositary shares, debt securities, rights, warrants, share purchase contracts and share purchase units of RAM Holdings Ltd. as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $350,000,000 or the equivalent thereof in foreign currencies or currency units, or if any debt securities are issued with original issue discount, the greater amount as shall result in an aggregate offering prices of $350,000,000. Securities registered, referred to as the offered securities, may be sold separately, together or as units with other offered securities. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares that may be issued as a result of adjustments by reason of any stock split, stock dividend or similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common shares, preference shares or debt securities that are issued by RAM Holdings Ltd. upon conversion or exchange of debt securities, preference shares or depositary shares registered under this registration statement.

(3)

Also includes the presently indeterminate number of common shares as may be issued by RAM Holdings Ltd. (a) upon conversion of or exchange for any debt securities or preference shares that provide for conversion or exchange into common shares, (b) upon exercise of rights to purchase common shares, (c) upon exercise of warrants to purchase common shares or (d) pursuant to share purchase contracts.

(4)

Also includes the presently indeterminate number of preference shares as may be issued by RAM Holdings Ltd. (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preference shares, (b) upon exercise of rights to purchase preference shares or (c) upon exercise of warrants to purchase preference shares.

(5)	To be represented by depositary receipts representing an interest in all or a specified portion of a preference share.

(6)	Subject to note (1), an indeterminate principal amount of debt securities.

(7)

Each share purchase unit consists of (a) a share purchase contract under which the holder, upon settlement, will purchase an indeterminate number of common shares and (b) a beneficial interest in debt securities, or debt obligations of third parties purchased with the proceeds from the sale of the stock purchase units. Each beneficial interest will be pledged to secure the obligation of the holder to purchase the common shares. No separate consideration will be received for the stock purchase contract or the related beneficial interests.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 28, 2007

PROSPECTUS

$350,000,000

RAM Holdings Ltd.
Common Shares, Preference Shares, Depositary Shares, Debt Securities,
Rights to Purchase Common Shares, Rights to Purchase Preference Shares,
Warrants to Purchase Common Shares,
Warrants to Purchase Preference Shares,
Warrants to Purchase Debt Securities, Share Purchase Contracts and
Share Purchase Units

We may offer and sell, from time to time, the securities covered by this prospectus. We will provide the specific terms of these securities and such offerings in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you make an investment decision.

We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement. More information about how these securities may be offered and sold is included in the section entitled “Plan of Distribution” contained in this prospectus.

Our common shares are listed on the NASDAQ Global Market under the symbol “RAMR.”

Investing in our securities involves risks. You should read carefully the risk factors described in the “Risk Factors” section beginning on page 4 of this prospectus and any risk factors that may be included in any applicable prospectus supplement before investing in our securities.

None of the Securities and Exchange Commission, any U.S. state securities commission, the Minister of Finance and the Registrar of Companies in Bermuda or the Bermuda Monetary Authority have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell these securities unless accompanied by a prospectus supplement.

The date of this prospectus is  ,

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or included in any free writing prospectus that we may file with the Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with information that is different from that contained in this prospectus, including any information included on our website. If anyone provides you with different or additional information, you should not rely on it. We are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda, which regulates the sale of securities in Bermuda. In

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addition, the Bermuda Monetary Authority, which we refer to as the BMA, must approve all issuances and transfers of shares of a Bermuda exempted company. The BMA has granted its permission for the issue and subsequent transfer of the securities being offered pursuant to this prospectus, as long as our common shares are listed on the NASDAQ Global Market, to and among persons who are resident and non-resident of Bermuda for exchange control purposes. In addition, we will deliver to and file a copy of this prospectus together with any relevant prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

In this prospectus, references to “dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

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ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the common shares, preference shares, depositary shares, debt securities, rights to purchase common shares or preference shares, warrants to purchase common shares, preference shares or debt securities, share purchase contracts and share purchase units we may offer. Each time we sell securities, we will provide you with this prospectus and a prospectus supplement or other offering material, if applicable, that will contain specific information about the terms of that offering. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information and Incorporation of Certain Information by Reference.” Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf registration” process. Under a shelf registration process, we may, from time to time, sell the securities covered by this prospectus in one or more offerings. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, which can be read at the SEC’s web site (www.sec.gov) or at the SEC’s offices referred to under the heading “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information and Incorporation of Certain Information by Reference.” You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date of each document.

As used in this prospectus, unless the context otherwise requires, the terms “RAM Holdings,” “we,” “us,” “our,” and “our company” refer to RAM Holdings Ltd. and references to “RAM Re” refer solely to RAM Reinsurance Company Ltd.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, or will contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically, the insurance and reinsurance industries in general and general economic conditions. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “should,” “could,” “may,” “will,” “continue” and similar words or statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to those discussed in our filings with the SEC, under the heading “Risk Factors” in our periodic reports filed with the SEC or in any prospectus supplement or other offering material, as well as future events such as the following:

•	our dependence on customers or the loss of significant customers with whom we have a concentration of our reinsurance in force;

•	cancellation of contracts or our inability to execute our business strategy;

•	projected market capacity (including with respect to existing and potential future market entrants);

•	more severe losses or more frequent losses associated with our products;

•	income taxes, including our ability to write reinsurance business through Bermuda or other similarly tax efficient jurisdictions;

•	the timing of cash flows (including, principally, receipt of premium and timing of loss payments);

•	developments in the world’s financial and capital markets that adversely affect the performance of our investments;

•	continuing threats or terrorist attacks on the national, regional and local economies;

•	a downgrade of the financial strength ratings or a placement on a negative outlook of RAM Re by Standard & Poor’s or Moody’s;

•	losses in our investment portfolio;

•	losses on credit derivatives;

•	regulatory or legislative developments or changes in regulation or tax laws applicable to us, our subsidiaries or customers;

•	decreased demand for our reinsurance products;

•	our ability to identify, hire and retain qualified management and other personnel;

•	technological developments;

•	the effects of mergers, acquisitions, amalgamations and divestitures or the sale of common shares by shareholders in this offering;

•	changes in accounting policies or practices;

•	reduction in the amount of reinsurance ceded by one or more of our principal primary insurers;

•	deterioration of performance of invested assets;

•	changes in general economic, credit, interest rate or foreign currency environment;

•

other factors under the heading “Item 1A.—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and under “Item 1A.—Risk Factors” in our Quarterly Reports on Form 10-Q for the second quarter ended June 30, 2007 and the third quarter ended September 30, 2007, or which may be included in our future Annual, Quarterly or Current Reports.

The foregoing review of important factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements that are included in this prospectus. Except as may be required by applicable law, we undertake no obligation publicly to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you not to unduly rely on the forward-looking statements when evaluating the information presented herein.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from those we projected. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the factors identified in this prospectus which could cause actual results to differ before making an investment decision.

RAM HOLDINGS LTD.

RAM Holdings Ltd. was founded in 1998 as a Bermuda-based provider of financial guaranty reinsurance. We conduct substantially all of our operations through our wholly-owned subsidiary, RAM Reinsurance Company Ltd. We provide financial guaranty reinsurance to insurers of public finance and structured finance obligations, covering risks in both the United States and international markets.

Our principal executive offices are located at RAM Re House, 46 Reid Street, Hamilton HM 12 Bermuda and our telephone number at that location is (441) 296-6501. Our website is located at www.ramre.com. The information contained on, or accessible through, our website does not constitute a part of this prospectus.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties described in the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the second quarter ended June 30, 2007 and the third quarter ended September 30, 2007, and that may be contained in any filing we make with the SEC or any applicable prospectus supplement or other offering material, in addition to the other information contained in this prospectus, in an applicable prospectus supplement or incorporated by reference herein or therein, before purchasing any securities. Additional risks and uncertainties not described in our Annual Report on Form 10- K for the year ended December 31, 2006 or in our Quarterly Reports on Form 10-Q for the second quarter ended June 30, 2007 and the third quarter ended September 30, 2007 and not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein or in any other offering material actually occur, our business, financial condition, results of operations, or our ability to make payments or distributions to holders of our securities could be adversely affected in a material way. In such case, you could lose a portion or all of your investment.

USE OF PROCEEDS

Unless otherwise disclosed in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities under this prospectus for general corporate purposes, which may include, among other things, repayment of indebtedness and contribution of the net proceeds to our reinsurance subsidiary to increase its capital for its general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERENCE SHARE DIVIDENDS OF RAM HOLDINGS LTD.

The following table contains our ratio of earnings to fixed charges for each of the periods indicated.

	Nine Months Ended September 30,	Fiscal Year Ended December 31,
	2007	2006	2005	2004	2003	2002
Ratio of Earnings to Fixed Charges	5:1	16:1	8:1	9:1	1:0	1:0
Ratio of Earnings to Combined Fixed Charges and Preference Share Dividends	2:1	11:1	8:1	9:1	1:0	1:0

For purposes of computing the above ratios, earnings consist of net income before income tax expense, excluding interest costs capitalized, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs, including interest costs capitalized.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may, from time to time, offer under this prospectus, separately or together:

•	common shares,

•	preference shares, which may be represented by depositary shares,

•	debt securities,

•	rights to purchase common shares,

•	rights to purchase preference shares,

•	warrants to purchase common shares,

•	warrants to purchase preference shares,

•	warrants to purchase debt securities,

•	share purchase contracts to purchase common shares, and

•

share purchase units, each representing ownership of a share purchase contract and, as security for the holder’s obligation to purchase common shares under the share purchase contract, any of: debt securities of RAM Holdings; or debt obligations of third parties, including U.S. Treasury securities.

The aggregate initial offering price of the securities offered by us will not exceed $350,000,000.

DESCRIPTION OF SHARE CAPITAL

The following summary of our share capital is qualified by the provisions of our memorandum of association, our amended and restated bye-laws, the certificate of designations for our preference shares, and the amended and restated shareholders agreement among certain of our existing shareholders. These documents have previously been filed with the SEC and certain of the documents we incorporate by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

General

Our authorized share capital consists of 90,000,000 common shares of par value $0.10 per share and 10,000,000 preference shares of par value $0.10 per share. As of December 15, 2007, 27,238,976 common shares were issued and outstanding held by 12 shareholders of record and 75,000 preference shares were issued and outstanding held by one shareholder of record.

Common Shares

Except as described below, our common shares will have no preemptive rights or other rights to subscribe for additional common shares, no rights of redemption, conversion or exchange and no sinking fund rights. In the event of liquidation, dissolution or winding-up, the holders of our common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any issued and outstanding preference shares, including the Series A Preference Shares discussed below. All of the common shares offered will be fully paid and non-assessable. Holders of our common shares are entitled to receive such dividends as may be lawfully declared from time to time by our board of directors.

Preference Shares

Subject to certain limitations contained in our bye-laws and any limitations prescribed by applicable law, our board of directors is authorized to issue preference shares in one or more series and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions of such shares, including but not limited to dividend rates, conversion rights, voting rights, terms of redemption/repurchase (including sinking fund provisions), redemption/repurchase prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by our shareholders. Each prospectus supplement will describe, as to the preference shares to which it relates, the title of the series, the designation, powers, preferences and rights the series, the qualifications, limitations and restrictions of the series and any other material terms of the series. All of the preference shares offered will be fully paid and non-assessable.

On December 14, 2006, we issued 75,000 non-cumulative preference shares, Series A, US$0.10 par value per share, in a private transaction, which shares were subsequently exchanged on September 28, 2007 for 75,000 non-cumulative preference shares, Series A, US$0.10 par value per share, registered under the Securities Act. We refer to these outstanding shares as the Series A Preference Shares. The Series A Preference Shares have a liquidation preference of $1,000 per share. Dividends on the Series A Preference Shares will be payable on a non-cumulative basis, only when, as and if declared by our board of directors (or a duly authorized committee thereof) out of lawfully available funds for the payment of dividends under Bermuda law, semi-annually on the 15th day of June and December of each year, ending on December 15, 2016. These dividends will accrue with respect to a particular semi-annual dividend period, on the liquidation preference amount, at an annual rate of 7.5%. After December 15, 2016, if the Series A Preference Shares have not been redeemed or repurchased, dividends on the Series A Preference Shares will be payable, only when, as and if declared by our board of directors (or a duly authorized committee thereof) out of lawfully available funds for the payment of dividends under Bermuda law, quarterly on the 15th day of March, June, September and December of each year, beginning on March 15, 2017. These dividends will accrue with respect to a particular quarterly dividend period, on the liquidation preference amount, at an annual rate equal to three-month LIBOR, as defined in the Certificate of Designations setting forth the terms of the Series A Preference Shares, plus 3.557%. No dividends may be declared or paid on our common shares unless the full dividends on the Series A Preference Shares for the latest completed dividend period have been declared and paid (or declared and a sum sufficient for payment has been set aside). We are required to redeem the Series A Preference Shares in whole on December 15, 2066 at a redemption price of $1,000 per share, plus declared and unpaid dividends, if any, and we have the option to redeem the Series A Preference Shares before such date at a redemption price per share equal to the $1,000 liquidation preference, plus declared and unpaid dividends, if any, plus any applicable make-whole premium. On and after December 15, 2016, we may, at our option, redeem the Series A Preference Shares at the $1,000 liquidation preference plus any declared and unpaid dividends without paying a make-whole premium. This summary of the Series A Preference Shares is qualified in its entirety by reference to the certificate of designations of the Series A Preference Shares, a copy of which is attached as an exhibit to our Quarterly Report on Form 10-Q for the nine months ended September 30, 2007 and is incorporated herein by reference.

Voting Rights

In general, and except as provided below, shareholders have one vote for each common share held by them and are entitled to vote at all meetings of shareholders. However, if, and for so long as, the shares of a shareholder are treated as “controlled shares” of any U.S. Person other than The PMI Group, Inc., or PMI, and such controlled shares constitute more than 9.9% of the votes conferred by our issued shares, the voting rights with respect to the controlled shares owned by such U.S. Person shall be limited, in the aggregate, to a voting power of 9.9%, under a procedure specified in our bye-laws. The procedure is applied repeatedly until the voting power of all such U.S. Persons (that is, 9.9% U.S. Shareholders) has been reduced to 9.9%. Further, except as set forth below, our board of directors may deviate from the foregoing principles when it deems it appropriate to do so (i) to avoid the existence of any 9.9% U.S. Shareholders, or 24.5% U.S. Shareholders (as defined below) or (ii) to avoid a non-de minimis adverse tax, legal or regulatory consequence to us, any direct or indirect holder of our shares or its affiliates. “Controlled shares” includes, among other things, all shares of the Company that a person is deemed to own directly, indirectly or constructively (within the meaning of sections 957 and 958 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code). In addition, at any time that the controlled shares of PMI constitute (i) more than 9.9% of the voting power conferred by our issued shares and (ii) 24.5% or more of either the voting power or value of our issued shares (that is, a 24.5% U.S. Shareholder), the voting rights with respect to the controlled shares owned by PMI will be limited to a voting power of 9.9%.

For example, the voting power of shares owned by an investor may be reduced or in certain cases eliminated, if, pursuant to certain constructive ownership rules, shares owned or deemed to be owned by the investor are attributed to another investor or shares owned or deemed owned by another investor are attributed to the investor or the investor is invested in an entity in which another investor invests.

In the event the above voting limitations must be applied in situations as described above, the voting limitation shall apply to PMI only after the limitation has been applied to all other shareholders whose votes are subject to reduction and the voting power held by PMI shall not be reduced to below 9.9% by operation of these provisions.

Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.9% limitation by virtue of their direct ownership of our shares. Our bye-laws provide that our board of directors will endeavor to inform shareholders of their voting interests prior to any vote to be taken by them.

Our board is authorized to request that any direct or indirect holder of shares provide information as the board may reasonably request for the purpose of determining whether any holder’s voting rights are to be adjusted. If any such holder fails to respond to this request or submits incomplete or inaccurate information, our board may determine that such holders’ shares shall carry no voting rights until such time as our board determines otherwise. All information provided by the shareholder will be treated by us as confidential information and shall be used by us solely for the purpose of establishing whether any 9.9% U.S. Shareholder exists (except as otherwise required by applicable law or regulation).

With respect to the election of directors, shareholders have the right to cast votes in the election or appointment of directors on a cumulative basis, meaning they may cast the number of votes for directors equal to the product of the number of shares owned by the shareholder and the number of directors to be elected. Any shareholder wishing to exercise this right must provide notice to our Secretary at least two business days prior to the date of the meeting for election or appointment of directors. If any shareholder has given notice of cumulative voting then all shareholders may cumulate their votes for directors at the relevant meeting. If cumulative voting is in effect, common shares represented by a valid proxy at the meeting will be voted on a cumulative basis and distributed among director nominees in accordance with the judgment of the appointed proxies; provided that no votes of a shareholder will be distributed to a nominee for whom the shareholder voted against or withheld his or her vote.

Restrictions on Transfer of Common Shares

Each transfer of common shares must comply with current BMA rules and regulations or have specific permission from the BMA. Our board of directors may decline to register a transfer of any common shares under certain circumstances, including if it appears to the board, after taking into account the effect of any voting power adjustments under our bye-laws, that a non-de minimis adverse tax, regulatory or legal consequence to us, any direct or indirect holder of our shares or its affiliates may occur as a result of such transfer. Transfers must be made by instrument (not in electronic or other form) unless otherwise permitted by the Bermuda Companies Act.

Acquisition of Common Shares by Us

Under our bye-laws and subject to Bermuda law, we may purchase our own shares, provided, however, that such purchase may not be made if the board of directors determines that it would result in a non-de minimis adverse tax, legal or regulatory consequence to us, any direct or indirect holder of our shares or its affiliates.

Issuance of Shares

Subject to our bye-laws and Bermuda law, our board of directors has the power to issue any of our unissued shares as it determines, including the issuance of any shares or class of shares with preferred, deferred or other special rights, provided, however, we may not issue such shares if the board of directors determines such issuance may result in a non-de minimis adverse tax, legal or regulatory consequence to us, any direct or indirect holder of our shares or its affiliates.

Bye-laws

In addition to the provisions of our bye-laws described above under “—Voting Rights,” the following provisions are a summary of some of the other important provisions of our bye-laws.

Our Board of Directors and Corporate Action. Subject to our bye-laws and Bermuda law, the directors shall be elected or appointed by holders of our common shares. Our bye-laws provide that our board of directors shall consist of between 11 and 15 members, as the board of directors may determine. The current board of directors consists of 11 persons. Shareholders may only remove a director for cause at any general meeting and by a vote of a majority of the voting power of all issued and outstanding voting shares (after giving effect to any voting power adjustments under the bye-laws), provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention to do so and shall be provided to that director at least two weeks before such meeting. A vacancy created by removal of a director by the shareholders may be filled by a vote of the majority of votes cast (after giving effect to any voting power adjustments under the bye-laws) by the shareholders at the meeting where the vacancy is created. Subject to the right of shareholders mentioned above, any vacancies on the board of directors can be filled by the vote of a majority of the members of the board of directors then in office if the vacancy occurs as a result of death, disability, disqualification, or resignation of a director or any other proper cause, including removal, provided that the vacancy is filled within 28 days of its occurrence.

Generally, the affirmative votes of a majority of the votes cast at any meeting at which a quorum is present is required to authorize a resolution put to vote at a meeting of the board of directors. Corporate action may also be taken by a unanimous written resolution of the board of directors without a meeting, provided, among other things, that the board has not determined that the use of a resolution in writing would have a non-de minimis adverse tax, legal or regulatory consequence to us, any direct or indirect holder of our shares or its affiliates. The quorum necessary for the transaction of business at a meeting of the board of directors shall be fixed by the board of directors and unless so fixed shall be a simple majority of directors then in office present in person or represented by a duly authorized representative.

Our bye-laws provide that our board is authorized to appoint a chairman of the board of directors. In the event that the voting rights of controlled shares owned by PMI are limited to a voting power of 9.9% as described above under “—Voting Rights,” then our bye-laws provide that PMI may appoint the chairman of the board from among the directors then serving on the board of directors. However, PMI may only appoint a director as chairman if PMI voted at least half of the voting power of common shares it owned at the time of the last general meeting of our shareholders for the election of directors in favor of the director it appoints.

Voting of Subsidiary Shares. Our bye-laws provide that if we are required or entitled to vote at a general meeting of our direct non-U.S. subsidiaries, our board of directors shall refer the subject matter of the vote to our shareholders and seek direction from our shareholders as to how we should vote on the resolution proposed by such direct non-U.S. subsidiary. Substantially similar provisions are or will be contained in the bye-laws of RAM Re and the organizational documents of any other of our non-U.S. subsidiaries that we may form in the future.

Shareholder Action. At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50% of the aggregate voting power of our shares shall constitute a quorum for the transaction of business. In general, anything that may be done by resolution of our shareholders in a general meeting may, without a meeting, be taken by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution; provided that, among other things, the board has not determined that the use of a resolution in writing would have a non-de minimis adverse tax, legal or regulatory consequence to us, any direct or indirect holder of our shares or its affiliates. In general, any questions proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws. The following actions shall be approved by the affirmative vote of at least sixty-six percent (66%) of the voting power of shares entitled to vote at a meeting of shareholders (in each case, after taking into account voting power adjustments under our bye-laws): certain business combination transactions and amendments to the bye-laws affecting the provisions on voting power adjustments, election of directors, terms of office of directors, removal of directors, business combinations and amendment of the bye-laws. As noted above, removal of directors from our board requires the vote of a majority of issued and outstanding voting shares.

Advance Notice of Certain Actions. Our bye-laws provide that if a shareholder desires to submit a proposal for consideration at an annual general meeting or special general meeting, written notice of such shareholder’s intent to make such a proposal must contain the information required by the bye-laws and must be given and received by us not later than (1) with respect to an annual general meeting, 120 days prior to the anniversary date of the immediately preceding annual general meeting and (2) with respect to a special general meeting, the close of business on the tenth day following the date on which notice of such meeting is first sent or given to shareholders. If a shareholder desires to nominate persons for election as directors at an annual general meeting or special general meeting, written notice of such shareholder’s intent to make such nomination, and must be given and received by us not later than (1) with respect to an annual general meeting, 90 days prior to the anniversary date of the immediately preceding annual general meeting and (2) with respect to a special general meeting, the close of business on the tenth day prior to the meeting at which directors are to be elected.

Amendment. The bye-laws may only be amended by a resolution adopted by the board of directors and by resolution of the shareholders. See “—Shareholder Action” for a discussion of the vote required for shareholders to amend the bye-laws. In addition, as long as PMI remains a shareholder, the following changes to the bye-laws may only be made with the consent of PMI: (1) amending the voting power adjustments if a change would adversely affect PMI, (2) reducing the size of the board of directors, (3) amending PMI’s right to appoint the chairman of the board of directors, (4) permitting removal of a director for other than cause, (5) amending the cumulative voting provisions and (6) amending the amendment provision.

Anti-Takeover Provisions Concerning Change of Control

Some of the provisions described above could delay or prevent a change of control that our shareholders might consider favorable. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our common shares if they are viewed as discouraging changes in management and takeover attempts in the future. For example, our bye-laws contain the following provisions that could have such an effect:

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shareholders are required to provide us with advance notice of shareholder nominations and proposals to be brought before any general meeting of shareholders, which could discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal;

•	shareholders have limited rights to remove directors;

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our board of directors may issue preference shares, without shareholder approval, with voting and conversion rights that could adversely affect the voting power or other rights of holders of our common shares;

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any shareholder owning, directly, indirectly or, in the case of any U.S. Person by attribution, more than 9.9%, or in certain cases 24.5%, of our common shares will have the voting rights attached to such common shares reduced so that it may not exercise more than 9.9% of the total voting rights; and

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our directors may, in their discretion, decline to record the transfer of any common shares on our share register, if the directors have made a determination that such transfer may result in any non-de-minimis tax, legal or regulatory consequences to us, our subsidiaries or our shareholders or if they are not satisfied that all required regulation approvals for such transfer have been obtained.

Differences in Corporate Law

You should be aware that the Bermuda Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Bermuda Companies Act applicable to us (including modifications adopted pursuant to our bye-laws) which differ in certain respects from provisions of the corporate law of the State of Delaware. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors. Under Bermuda common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company, and to exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements: (1) a duty to act in good faith in the best interests of the company; (2) a duty not to make a personal profit from opportunities that arise from the office of director; (3) a duty to avoid conflicts of interest; and (4) a duty to exercise powers for the purpose for which such powers were intended. The Bermuda Companies Act also imposes a duty on directors and officers of a Bermuda company, to act honestly and in good faith, with a view to the best interests of the company, and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition, the Bermuda Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

The Bermuda Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberate manner, and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Interested Directors. Under Bermuda law and our bye-laws, a transaction entered into by us, in which a director has an interest, will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest pursuant to the Bermuda Companies Act, provided that the director is not disqualified from doing so by the chairman of the meeting. Under Delaware law, such transaction would not be voidable if (i) the material facts with respect to such interested director’s relationship or interests are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Dividends. Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, RAM Re’s ability to pay dividends is subject to Bermuda insurance laws and regulatory constraints. See “Dividend Policy” and “Regulation.” Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements. We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit us and would be conducive to attaining our objectives contained within our memorandum of association. We may, with the approval of at least 66% of the issued and outstanding voting shares at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda; provided that if our board of directors has approved the amalgamation, then approval of a majority of votes cast by our shareholders at a general meeting at which a quorum is present will authorize the amalgamation. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair market value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital shares. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Certain Transactions with Significant Shareholders. As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from the board of directors and shareholders holding at least two-thirds of our outstanding common stock not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets that would otherwise be considered transactions in the ordinary course of business) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute.

Shareholders’ Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers. Under Bermuda law and our bye-laws, we may indemnify our directors, officers or any other person appointed to a committee of the board of directors (and their respective heirs, executors or administrators) to the full extent permitted by law against all actions, costs, charges, liabilities, loss, damage or expense incurred or suffered by such person by reason of any act done, concurred in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty (as determined in a final judgment or decree not subject to appeal) on the part of such director, officer or other person. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Shareholder Proposals. Under Bermuda law, the Bermuda Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

Calling of Special Shareholders Meetings; Approval of Corporate Matters by Written Consent. Under our bye-laws, a special general meeting may be called by our President or by our Chairman or by the board of directors. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of RAM Holdings as provided by the Bermuda Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bye- laws to call a special meeting of shareholders. Under Bermuda law, the Bermuda Companies Act provides that shareholders may take action by written consent by the consent in writing of the majority of shareholders that could have passed the resolution at a meeting provided that notice is given to all shareholders entitled to vote on the resolution, Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted.

Amendment of Memorandum of Association. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters a company’s business objects may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion. Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Bermuda Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or otherwise adversely affect the rights or preference of any class of a company’s stock, Delaware law provides that the holders of the outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of stock.

Amendment of Bye-Laws. Consistent with the Bermuda Companies Act, RAM Holdings’ bye-laws provide that the bye-laws may only be rescinded, altered or amended, upon approval by a resolution of our board of directors and by a resolution of our shareholders. Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Staggered Board of Directors. Under Bermuda law, the Bermuda Companies Act does not contain statutory provisions specifically mandating staggered board arrangements for a Bermuda exempted company. Such provisions, however, may validly be provided for in the bye-laws governing the affairs of such a company. Delaware law permits corporations to have a staggered board of directors.

Shareholders Agreement

All of the holders of our common shares that were shareholders immediately prior to our initial public offering are parties to a Shareholders Agreement. To the extent those shareholders hold “registrable securities” as defined in the Shareholders Agreement, they are entitled to the registration rights described below. In addition, PMI is also entitled to certain pre-emptive rights.

Investors who purchase our shares in this offering will neither be subject to the requirements of the Shareholders Agreement nor have any rights under the Shareholders Agreement. The following is a summary of some of the important provisions of the Shareholders Agreement:

Registration Rights. Subject to obtaining all approvals required by Bermuda governmental authorities and to compliance with applicable provisions of the Bermuda Companies Act, the parties to the Shareholders Agreement shall have the right to require us to register all or part of the registrable securities held by such shareholders pursuant to an underwritten public offering, subject to the following limitations: (i) certain requirements as to the size of the demand are met for all shareholders who are party to the Shareholders Agreement except PMI, (ii) in connection with the demand, the registrable securities to be offered must have an aggregate offering price of at least $25 million (based on the then-current market price, or offering price if there has been no initial public offering of our common shares), (iii) our right to delay the registration for a period not to exceed 60 days if either we are proceeding with an offering and in the judgment of the managing underwriter for our offering, the requested registration would have an adverse effect on our proposed offering or we are in possession of material non-public information that our board has determined would not be in our best interests to disclose publicly, (iv) we will not be required to effect a registration under the Shareholders Agreement to the extent required by a managing underwriter in an underwritten public offering, during a period not to exceed 180 days (in the case of this offering) or 90 days (in the case of all other offerings), from the effectiveness of any previous registration statement filed by us, (v) we are not required to give effect to such rights more than four times, subject to PMI having the right to demand one or two additional registrations in certain circumstances, and (vi) such rights will be subject to customary cutback provisions. Our ability to not file or to delay the filing of a registration will be, in certain circumstances, limited to twice per any 12-month period.

We will pay all expenses (other than underwriting commissions and discounts and transfer taxes relating to the shares to be sold by the selling shareholders), including legal and accounting fees and expenses, for such registration. Holders of registrable securities also have customary incidental registration rights. Other customary registration rights provisions apply, including indemnification and contribution provisions as permitted by Bermuda law.

If the size of a requested registration of registrable securities in accordance with the rights described above exceeds the largest number of securities which can be sold without having an adverse effect on the offering (in the view of the managing underwriter), the number of securities to be registered shall be allocated on a pro rata basis (subject to adjustment).

Pursuant to the Shareholders Agreement, the shareholders will also have certain incidental registration rights in the event that we at any time propose to register any of our shares or any options, warrants or other rights to acquire, or securities convertible into or exchangeable for, our shares, subject to the exceptions listed therein.

If the registration of shares pursuant to the rights described shall be in connection with an underwritten public offering:

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the shareholders whose registrable securities are to be registered in any given offering have agreed that, subject to certain conditions and exceptions, they will not effect any sale or distribution of their remaining registrable securities or any other of our equity securities or any security convertible into or exchangeable or exercisable for any of our equity securities for a period of ten days prior to the date of the effectiveness of the relevant registration statement until 90 days following such date; and

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we have agreed, subject to certain conditions and exceptions, not to effect any public sale or distribution of any of our equity securities or of any other security convertible into or exchangeable or exercisable for any of our equity securities for a period of ten days prior to the date of the effectiveness of the relevant registration statement until 90 days following such date.

As defined in the Shareholders Agreement, “registrable securities” means our common shares that were owned by the shareholders on the date of the consummation of our initial public offering or that PMI received in connection with the exercise of its preemptive rights described below, as applicable, and any of our securities issued successively in exchange for or in respect of any of the foregoing; provided, however, that such securities shall cease to be “registrable securities” if and when (i) a registration statement with respect to the disposition of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (ii) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for such securities not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by us, and subsequent dispositions of such securities shall not require registration or qualification of such securities under the Securities Act, or (iii) such securities shall have ceased to be outstanding.

Pre-emptive Rights of PMI. The Shareholders Agreement provides that in the event we propose to issue new voting shares, excluding shares issued in any stock split, recapitalization or similar transaction where shares are issued proportionately to all shareholders, we will provide PMI with notice of the proposed issuance and PMI has the option to purchase from us new voting shares up to the amount needed to maintain its then-existing voting percentage ownership after giving effect to the issuance. If we are issuing new voting shares for cash, PMI shall pay the same price as we are receiving in the issuance. If we are issuing new shares for consideration other than cash, PMI shall pay the fair market value for such shares. PMI’s preemptive right will terminate on the first business day following any one-year period during which PMI’s voting percentage ownership remained equal to less than 18% and will terminate immediately in the event PMI ceases to own any of our common shares.

This summary of the Shareholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Shareholders Agreement.

Listing

Our common shares are listed on The NASDAQ Global Market under the trading symbol “RAMR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is BNY Mellon Shareowner Services, whose principal executive office is located at 1 Wall Street, New York, New York 10286.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may offer depositary shares, each representing a specified fraction of a share of a particular series of preference shares. Depositary receipts evidencing depositary shares will be issued to those persons purchasing the fractional shares of the related preference shares.

The shares of any class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts, whom we refer to in this section as owners. Subject to the terms of the deposit agreement, each owner will be entitled to all the rights and preferences of the preference shares represented by the depositary share in proportion to the fraction of a preference share represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary deposit receipts substantially identical to (and entitling the owners thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other distributions received on the related preference shares to the owners in proportion to the number of depositary shares owned. In the event of a distribution other than in cash, the depositary will distribute property received by it to the owners, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the owners.

Withdrawal of Shares

Upon surrender of the depositary receipts, unless the related depositary shares have previously been called for redemption, the owner is entitled to delivery of the number of whole shares of the related preference shares and any money or other property represented by his depositary shares. Holders of the whole preference shares will not be entitled to exchange the preference shares for depositary shares. If the delivered depositary receipts evidence a number of depositary shares in excess of the number of whole preference shares to be withdrawn, the depositary will deliver to the owner a new depositary receipt evidencing this excess number at the same time. In no event will fractional preference shares be delivered upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem preference shares held by the depositary, the depositary will redeem the number of depositary shares representing the related preference shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per preference share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or us. After the redemption date, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the owners will cease, except the right to receive money, securities or other property payable upon redemption.

Voting the Preference Shares

Upon receipt of notice of any meeting at which the holders of the preference shares are entitled to vote, the depositary will mail the information contained in the notice to the record owners of the depositary shares. Each record owner on the record date, which will be the same as the record date for the preference shares, may instruct the depositary how to exercise its voting rights pertaining to the preference shares represented by the owner’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preference shares represented by these depositary shares in accordance with the instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote preference shares if it does not receive specific instructions from the record owners.

Amendment and Termination of the Deposit Agreement

Unless otherwise provided in the applicable prospectus supplement, the form of depositary receipt and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the owners will not be effective unless it has been approved by the owners representing at least a majority, or, in the case of amendments affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3% of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only:

•	if all outstanding depositary shares have been redeemed;

•	if there has been a final distribution on the preference shares in connection with any liquidation, dissolution or winding up of our company and the distribution has been distributed to the owners; or

•	with the consent of owners representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of preference shares and any redemption of the preference shares. Owners will pay all other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to transfer a depositary receipt or any withdrawal of preference shares evidenced by the depositary receipts until all taxes and charges with respect to the receipts or preference shares are paid by the owners.

Miscellaneous

The depositary will forward all reports and communications which it receives from us and which we are required to furnish to the holders of the preference shares.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations will be limited to performance of the duties under the deposit agreement in a manner that does not constitute bad faith, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary or preference shares unless satisfactory indemnity is furnished.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 or be an affiliate of such bank or trust company.

DESCRIPTION OF THE DEBT SECURITIES

The following description of our debt securities sets forth certain terms and provisions of our debt securities that we may offer from time to time in one or more distinct series. This section summarizes certain terms of any debt securities that we anticipate will be common to all series. Please note that the terms of any series of debt securities that we may offer may differ significantly from the common terms described in this prospectus. Most of the specific terms of any series of debt securities that we offer, and any differences from the common terms described in this prospectus, will be described in the prospectus supplement for such securities to be attached to the front of this prospectus.

A document called an “indenture” will govern any debt securities that we issue. An indenture is a contract between us and a financial institution acting as trustee on your behalf. We will enter into an indenture with an institution having corporate trust powers, which will act as trustee, relating to any debt securities that are offered by this prospectus. The indenture will be subject to the Trust Indenture Act of 1939, as amended. The trustee under an indenture has the following two main roles:

•	the trustee can enforce your rights against us if we default; there are some limitations on the extent to which the trustee acts on your behalf, which are described later in this prospectus; and

•	the trustee will perform certain administrative duties for us, which include sending you interest payments and notices.

As this section is a summary of some of the terms of the debt securities we may offer under this prospectus, it does not describe every aspect of the debt securities. In particular, the form of indenture we have filed as an exhibit to the registration statement of which this prospectus forms a part is a base indenture which contemplates that the specific terms of any debt securities may be set forth in one or more resolutions of our board of directors or supplemental indentures to the indenture. We urge you to read the indenture and the other documents (including any supplemental indentures) we file with the SEC relating to the debt securities because the indenture for those securities and those other documents, and not this description, will define your rights as a holder of our debt securities. We have filed the form of indenture as an exhibit to the registration statement that we have filed with the SEC, and we will file any such other documents (including any supplemental indentures) as exhibits to an annual, quarterly or other report that we file with the SEC. See “Where You Can Find More Information and Incorporation of Certain Documents by Reference,” for information on how to obtain copies of the indenture and any such other documents. References to the “indenture” mean the indenture that will define your rights as a holder of debt securities, a form of which we have filed as an exhibit to the registration statement. The actual indenture we enter into in connection with an offering of debt securities may differ significantly from the form of indenture we have filed.

General

The indenture does not limit the aggregate principal amount of our debt securities which we may issue. We may issue our debt securities under the indenture from time to time in one or more series. The indenture does not limit the amount of other indebtedness, or our debt securities other than secured indebtedness, which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, our senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness including our existing unsecured senior notes with an aggregate principal amount of $40 million, which we refer to as our existing senior notes. Our subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes our senior debt securities, as well as our existing senior notes.

Because we are a holding company, our rights and the rights of our creditors, including you, as a holder of our debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we are a creditor of the subsidiary.

Each prospectus supplement will describe the following terms of the offered debt securities:

•	the title of the series;

•	any limit on the aggregate principal amount;

•	the principal payment dates;

•

the interest rates, if any, which rate may be zero if our debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

•	the interest payment dates and regular record dates;

•

whether and under what circumstances we will pay additional amounts because of taxes or governmental charges that might be imposed on holders of our debt securities and, if so, whether and on what terms we will have the option to redeem our debt securities in lieu of paying these additional amounts; whether and on what terms we will have the option to redeem our debt securities in lieu of paying additional amounts in respect of Bermuda taxes, fees, duties, assessments or governmental charges that might be imposed on you and the terms of the option;

•

the place or places where the principal of, any premium or interest on or any additional amounts with respect to any of our debt securities will be payable, where any of our debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of our debt securities may be surrendered for conversion or exchange;

•

whether any of our debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

•

whether we will be obligated to redeem or purchase any of our debt securities pursuant to any sinking fund or analogous provision or at your option, and, if so, the dates or prices and the other terms on which our debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of our debt securities so redeemed or purchased;

•

if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any of our debt securities to be issued in registered form will be issuable and, if other than denominations of $5,000, the denominations in which any of our debt securities to be issued in bearer form will be issuable;

•

whether our debt securities will be convertible into common shares and/or exchangeable for other securities, whether or not issued by us and, if so, the terms and conditions upon which our debt securities will be convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of our debt securities that will be payable upon declaration of acceleration of the maturity of our debt securities;

•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on our debt securities will be paid;

•

whether the principal of, any premium or interest on or any additional amounts on our debt securities will be payable, at our or your election, in a currency other than that in which our debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of principal of, any premium or interest on or any additional amounts on our debt securities;

•	whether our debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	whether our debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•

in the case of our subordinated debt securities, the relative degree, if any, to which our subordinated debt securities will be senior to or be subordinated to other series of our subordinated debt securities or our other indebtedness in right of payment, whether the other series of our subordinated debt securities or other indebtedness is outstanding or not;

•	any deletions from, modifications of or additions to our covenants;

•	any deletions from, modifications of or additions to our events of default;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to our debt securities;

•	whether any of our debt securities are to be issued upon the exercise of warrants and the time, manner and place for our debt securities to be authenticated and delivered; and

•

any other terms, conditions, rights and preferences of our debt securities and any other deletions from or modifications or additions to the applicable indenture, which may not be consistent with the terms set forth in this prospectus.

We will have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue our debt securities with the same terms as previously issued debt securities.

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on and additional amounts, if any, on our debt securities will initially be payable at the corporate trust office of the trustee or any other office or agency designated by us. Interest on our debt securities issued in registered form:

•

may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

•

will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

We will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, we are required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to our debt securities are payable.

Unless otherwise set forth in the applicable prospectus supplement, you may present our debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by us or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We are not required to:

•

issue, register the transfer of, or exchange our debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing; or

•	register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Unless otherwise set forth in the applicable prospectus supplement, we will only issue our debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If our debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to these securities and to payment on and transfer and exchange of these securities, will be described in the applicable prospectus supplement.

Our debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Our debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount.

U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price, or the principal of, or any premium or interest on, or any additional amounts with respect to, any of our debt securities is payable in, or if any of our debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, the indenture will not limit our ability to incur indebtedness or protect holders of our debt securities in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of our outstanding indebtedness or otherwise affect our capital structure or credit rating.

There is no requirement that we issue debt securities in the future under the indenture, and we may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

Conversion and Exchange

The terms, if any, on which our debt securities are convertible into or exchangeable for, either mandatorily or at our or your option, property or cash, common shares, preference shares or other securities, whether or not issued by us, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

Our debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of our debt securities will be effected only through, records maintained by the depositary and its participants as described below.

The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Payment of Additional Amounts

We will make all payments on our debt securities without withholding of any present or future taxes or governmental charges of Bermuda, referred to as a taxing jurisdiction, unless we are required to do so by applicable law or regulation.

If we are required to withhold amounts, we will, subject to the limitations described below, pay to you additional amounts so that every net payment made to you, after the withholding, will be the same amount provided for in the debt security and the applicable indenture.

We will not be required to pay any additional amounts for:

•	any tax or governmental charge which would not have been imposed but for the fact that you:

•

were a resident of, or engaged in business or maintained a permanent establishment or were physically present in, the taxing jurisdiction or otherwise had some connection with the taxing jurisdiction other than the mere ownership of, or receipt of payment on, the debt security;

•	presented the debt security for payment in the taxing jurisdiction, unless the debt security could not have been presented for payment elsewhere; or

•

presented the debt security for payment more than 30 days after the date on which the payment became due unless you would have been entitled to these additional amounts if you had presented the debt security for payment within the 30-day period;

•	any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

•	any tax or other governmental charge that is imposed or withheld because of your failure to comply with any reasonable request by us:

•	to provide information concerning your nationality, residence or identity or that of the beneficial owner; or

•

to make any claim or satisfy any information or reporting requirement, which in either case is required by the taxing jurisdiction as a precondition to exemption from all or part of the tax or other governmental charge; or

•	any combination of the above items.

In addition, we will not pay additional amounts if you are a fiduciary or partnership or other than the sole beneficial owner of our debt security if the beneficiary or partner or settlor would not have been entitled to the additional amounts had it been the holder of our debt security.

Covenants Applicable to Debt Securities

The prospectus supplement related to an issuance of debt securities by us will set forth covenants that impose limitations and restrictions on us and our subsidiaries.

Consolidation, Amalgamation, Merger and Sale of Assets

The indenture provides that we may not:

•	consolidate or amalgamate with or merge into any person or convey, sell, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person; or

•	permit any person to consolidate or amalgamate with or merge into us, or convey, sell, transfer or lease its properties and assets as an entirety or substantially as an entirety to us;

unless:

•	the person is a corporation organized and existing under the laws of the United States of America, any state of the United States, the District of Columbia or Bermuda;

•	the surviving entity expressly assumes the payment of all amounts on all of our debt securities and the performance of our obligations under the indenture and our debt securities;

•

the surviving entity provides for conversion or exchange rights in accordance with the provisions of our debt securities of any series that are convertible or exchangeable into common shares or other securities;

•

immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and

•	we deliver an officers’ certificate and legal opinion to the trustee with respect to the transaction.

Events of Default

Unless otherwise stated in the applicable prospectus supplement, each of the following events will constitute an event of default under the indenture for debt securities:

•

default in the payment of any interest on, or any additional amounts payable with respect to, any debt security when the interest or additional amounts become due and payable, and continuance of this default for a period of 30 days;

•

default in the payment of the principal of or any premium on, or any additional amounts payable with respect to, any debt security when the principal, premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

•	default in the deposit of any sinking fund payment when due;

•

default in the performance, or breach, of any covenant, agreement or warranty for the benefit of the holders of our debt securities, and the continuance of this default or breach for a period of 60 days after we have received written notice from the holders;

•

if any event of default under a mortgage, indenture or instrument under which we issue, or by which we secure or evidence, any indebtedness, including an event of default under any other series of our debt securities, whether the indebtedness now exists or is later created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of indebtedness at the maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and this default is not cured or the acceleration is not rescinded or annulled within a period of 30 days after we have received written notice;

•

we fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

•	our bankruptcy, insolvency or reorganization; and

•	any other event of default, which will be described in the applicable prospectus supplement.

If an event of default with respect to our debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in our debt securities, of all outstanding debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in our debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.

The indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee will transmit notice of the default to each holder of our debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, or interest, if any, on or additional amounts or any sinking fund or purchase fund installment with respect to any debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determines in good faith that the withholding of the notice is in the best interest of the holders.

If an event of default occurs and is continuing with respect to our debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of our debt securities by all appropriate judicial proceedings. The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of our outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

Modification and Waiver

We and the trustee may modify or amend the indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

•	change the stated maturity of the principal of, any premium or installment of interest on or any additional amounts with respect to any debt security;

•

reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

•	change our obligation to pay additional amounts;

•

reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

•	change the redemption provisions or adversely affect the right of repayment at the option of any holder;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any debt security that is payable;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

•	reduce the percentage in principal amount of our outstanding debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of our debt securities in specified circumstances;

•

modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of our debt securities, except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected by the modification;

•

make any change that adversely affects the right to convert or exchange any debt security into or for our common shares or other securities, whether or not issued by us, cash or property in accordance with its terms;

•	modify any of the provisions of the subordinated indenture relating to the subordination of our subordinated debt securities in a manner adverse to holders of our subordinated debt securities; or

•

modify any of the above provisions of the indenture dealing with modification and waiver in any other respect, except to increase any percentage of consents required to amend the indenture or for any waiver or to add to the provisions that cannot be modified without the approval of each affected holder.

We and the trustee may modify or amend the indenture and our debt securities of any series without the consent of any holder in order to, among other things:

•	provide for a successor to our company pursuant to a consolidation, amalgamation, merger or sale of assets;

•	add to our covenants for the benefit of the holders of all or any series of our debt securities or to surrender any right or power conferred upon us;

•	provide for a successor trustee with respect to our debt securities of all or any series;

•

cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either indenture which will not adversely affect the interests of the holders of our debt securities of any series;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of our debt securities;

•	add any additional events of default with respect to all or any series of our debt securities;

•	secure our debt securities;

•	provide for conversion or exchange rights of the holders of any series of our debt securities;

•	make any other change that does not materially adversely affect the interests of the holders of any of our debt securities then outstanding; or

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the U.S. Trust Indenture Act of 1939.

The holders of at least a majority in principal amount of our outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with specified covenants, which will be set forth in the applicable prospectus supplement. The holders of not less than a majority in principal amount of our outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences with respect to the debt securities of that series, except a default:

•	in the payment of principal of, any premium or interest on or any additional amounts with respect to the debt securities of that series; or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of any series affected.

Under the indenture, we must annually furnish the trustee with a statement regarding its performance of specified obligations and any default in its performance under the applicable indenture. We are also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform, or breach of, any covenant or warranty contained in the applicable indenture or our debt securities.

Discharge, Defeasance and Covenant Defeasance

We may discharge our payment obligations on our debt securities, which we refer to as defeasance, or elect to be discharged from complying with the covenants in the indenture, except for certain ministerial obligations, like registering transfers or exchanges of our debt securities, which we refer to as covenant defeasance.

Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of a cash amount or government obligations, or both, which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of, any premium and interest on and any additional amounts with respect to, our debt securities on the scheduled due dates.

We may only do this if, among other things:

•

the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•

no event of default or event which with notice or lapse of time or both would become an event of default with respect to our debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

•

we have delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a revenue ruling published by the Internal Revenue Service. or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

New York Law to Govern

The indenture and our debt securities will be governed by, and construed in accordance with, the laws of the state of New York.

We will irrevocably submit to the non-exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the indenture and the debt securities and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

Information Concerning the Trustee

We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Under each indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters.

Existing Senior Notes

On March 26, 2004 we issued $40,000,000 aggregate principal amount of unsecured senior notes to a qualified institutional buyer as defined in Rule 144A of the Securities Act. The term of the unsecured senior notes is 20 years with the full principal amount due at maturity. The unsecured senior notes rank pari passu in right of repayment with our other unsecured senior debt, of which there is currently none. The net proceeds from the unsecured senior notes were used to provide capital for RAM Re. The applicable interest rate is 6.875% and is payable semi-annually. The unsecured senior notes are subject to redemption at our option, in whole or in part at any time upon 30 days advance notice by paying principal, accrued interest and the make whole amount, as defined therein, a portion of the future scheduled payments over the principal amount. The senior unsecured notes contain certain covenants regarding limitations on liens and delivery of financial information, but do not contain any covenants regarding financial ratios or specified levels of net worth or liquidity to which we must adhere. As of September 30, 2007 the aggregate amount of outstanding indebtedness under the unsecured senior notes was $40,000,000.

DESCRIPTION OF THE RIGHTS TO PURCHASE COMMON SHARES
OR PREFERENCE SHARES

The following summary sets forth certain terms and provisions of the rights that we may issue to our shareholders to purchase from us our common shares or our preference shares. The rights will be issued pursuant to a separate rights agreement to be entered into between us and a bank or trust company, as rights agent at the time of issuance.

General

The rights may be issued under the rights agreement independently or together with any other securities offered by a prospectus supplement. If rights are offered, the applicable prospectus supplement will describe the specific terms and provisions of the rights, which may differ from the terms described in this prospectus. To the extent that any particular terms of the rights described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus forms a part. The prospectus supplement will include the following terms, without limitations:

•	the exercise price;

•	the date of determining the shareholders entitled to the rights distribution;

•	the rights agent;

•	the aggregate number of shares of common shares or preference shares purchasable upon exercise of the rights;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	any applicable federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of common shares or preference shares at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Exercise of Rights

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the common shares or preference shares, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE WARRANTS TO PURCHASE
COMMON SHARES OR PREFERENCE SHARES

The following summary sets forth certain terms and provisions of the common share warrants and preference share warrants. The warrants will be issued pursuant to a share warrant agreement between us and a share warrant agent to be selected at the time of issue.

General

The share warrants may be issued under the share warrant agreement independently or together with any other securities offered by a prospectus supplement. If share warrants are offered, the applicable prospectus supplement will describe the designation and the specific terms of the share warrants, which may differ from the terms described in this prospectus. To the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus forms a part. The prospectus supplement will include the following terms, without limitations:

•	the offering price, if any;

•	the designation and terms of the common shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of common shares or preference shares purchasable upon exercise of one share warrant and the initial price at which shares may be purchased upon exercise of the share warrant;

•	the date on which the right to exercise the share warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the share warrants.

The common shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Share Warrants

You may exercise your share warrants by surrendering to the share warrant agent your share warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, which we refer to in this prospectus as the FINRA, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the share warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the share warrants to be exercised in lawful money of the United States along with your share warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the share warrant certificate, form of election and aggregate payment, if applicable, by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preference shares, as the case may be, a certificate representing the number of common shares or preference shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the share warrants evidenced by any share warrant certificate, the share warrant agent shall deliver to you a new share warrant certificate representing your unexercised share warrants.

Anti-dilution and Other Provisions

The exercise price payable, the number of common shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of common shares or preference shares; and

•	a combination, subdivision or reclassification of common shares or preference shares.

In lieu of adjusting the number of common shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, you, as a share warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of common shares or preference shares into which your share warrants were exercisable immediately prior to this event.

No Rights as Shareholders

You will not be entitled, by virtue of being a share warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of our company.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following summary sets forth certain terms and provisions of the debt warrants. The debt warrants will be issued pursuant to a debt warrant agreement between us and a debt warrant agent to be selected at the time of issue.

General

The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and the specific terms of the debt warrants, which may differ from the terms described in this prospectus. To the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus forms a part. The prospectus supplement will include the following terms, without limitations:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of our debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•

the principal amount of our debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of our debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the debt warrants.

You, as a debt warrant holder, will generally not have any of the rights of holders of our debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, our debt securities or to enforce any of the covenants of our debt securities or the applicable indenture.

Exercise of Debt Warrants

You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the FINRA or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

As may be specified in a prospectus supplement, we may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of common shares at a future date or dates. The price per common share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for holders’ obligations to purchase the common shares under the share purchase contracts, either:

•	debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities.

The share purchase contracts may require us to make periodic payments to holders or vice versa, and these payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner, and, in some circumstances, we may deliver newly issued prepaid share purchase contracts upon release to holders of any collateral securing your obligations under the original share purchase contract.

The applicable prospectus supplement will describe the specific terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts. However, that description will not purport to be complete and will be qualified in its entirety by reference to:

•	the share purchase contracts;

•	the collateral arrangements and depositary arrangements, if applicable, relating to the share purchase contracts or share purchase units; and

•	if applicable, the prepaid share purchase contracts and the document pursuant to which the prepaid share purchase contracts will be issued.

PLAN OF DISTRIBUTION

We may sell the offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers; or

•	directly to purchasers.

The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•

any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the offered securities may be listed, any of which initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; or

•	at varying prices determined by the underwriters at the time of sale.

In addition, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase offered securities may be solicited directly by us and the sale of the offered securities may be made by us directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

In compliance with FINRA guidelines, the maximum compensation to the underwriters or agents in connection with the sale of securities pursuant to this prospectus will not exceed 8% of the aggregate total offering price to the public of the securities as set forth on the cover page of any applicable prospectus supplement or other offering material. It is anticipated that the maximum compensation to be received in connection with the sale of the securities will be significantly less than 8% of the total offering price to the public as set forth on the cover page of any applicable prospectus supplement or other offering material.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto or any other offering material, in the registration statement of which this prospectus forms a part or in any of the documents incorporated by reference herein or therein, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.

We may authorize underwriters or other persons acting as our agent to solicit offers by specified institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by us. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Each series of offered securities will be a new issue and, other than the common shares, which are listed on the NASDAQ Global Market will have no established trading market. We may elect to list any series of offered securities on an exchange and, in the case of the common shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Concurrently with any offering of debt securities that are convertible into or exercisable or exchangeable for our common shares, we may offer from time to time our common shares by means of a separate prospectus supplement and accompanying prospectus. Our common shares may be offered to the public in an offering by underwriters, dealers or agents. In addition, we may agree to loan common shares to affiliates of such underwriters, dealers or agents, which affiliates we refer to as the “share borrowers,” pursuant to a share lending agreement to be described in the applicable prospectus supplement. Such share borrowers may use the borrowed shares to facilitate transactions by which investors in the notes may hedge their investments in such notes. In connection with facilitating those transactions, the share borrowers and their affiliates may receive customary, negotiated fees from investors.

In connection with any offering of debt securities that are convertible into or exercisable or exchangeable for our common shares, we may enter into convertible debt security hedge transactions with affiliates of the underwriters. Such convertible debt security hedge transactions may reduce the potential dilution upon conversion of such debt securities. We may apply a portion of the net proceeds from the sale of such debt securities to pay the cost of such convertible debt security hedge transactions.

In connection with establishing an initial hedge of these transactions, the hedge counterparty or its affiliates may enter into various derivative transactions with respect to our common shares, concurrently with or shortly after the pricing of such debt securities. These activities could have the effect of increasing or preventing a decline in the price of our common shares concurrently with or shortly after the pricing of such debt securities.

In addition, the hedge counterparty or its affiliates will likely modify its hedge position following the pricing of such debt securities from time to time by entering into or unwinding various derivative transactions and/or purchasing or selling our common shares in secondary market transactions prior to the maturity of such debt securities (including during any settlement period in respect of any conversion of such debt securities). The effect, if any, of any of these transactions and activities on the market price of our common shares or such debt securities will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could impact the price of our common shares and the value of such debt securities and, as a result, the value of the consideration and the number of shares, if any, that you would receive upon conversion of such debt securities and, under certain circumstances, your ability to convert such debt securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or our affiliates in the ordinary course of business.

LEGAL MATTERS

Certain matters as to U.S. and New York law in connection with this offering will be passed upon for us by Clifford Chance US LLP, New York, New York. The validity of the issuance of common and preference shares under Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda.

EXPERTS

The financial statements incorporated into this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN
INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file in the SEC’s Public Reference Room, at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, you can inspect and copy our reports, proxy statements and other information at the office of NASDAQ at, 1735 K Street, Washington, D.C. 20006. You may also obtain our SEC filings from the SEC’s website at http//www.sec.gov. Our SEC filings are also available on our website at www.ramre.com. The information contained on, or accessible through, our website does not constitute a part of this prospectus.

This prospectus is part of a registration statement of Form S-3 (including the exhibits, schedules, and amendments to the registration statement) we have filed with the SEC under the Securities Act with respect to the securities. The prospectus does not contain all of the information set forth in the registration statement. For further information about us and the securities, we refer you to the registration statement and to its exhibits and schedules. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, (other than information furnished in a Current Report on Form 8-K under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus) after the initial filing of the registration statement that contains this prospectus and until all of the securities covered by this prospectus are sold:

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2007;

•	Current Report on Form 8-K filed on February 26, 2007, other than information “furnished” in such Current Report under Item 8.01;

•	Current Report on Form 8-K filed on June 14, 2007, other than information “furnished” in such Current Report under Item 8.01 and the exhibits related thereto;

•	Current Report on Form 8-K filed on August 7, 2007, other than information “furnished” in such Current Report under Item 7.01 and the exhibits related thereto;

•	Current Report on Form 8-K filed on August 28, 2007;

•	Current Report on Form 8-K filed on November 5, 2007 (filed under items 5.02 and 9.01);

•	The definitive proxy statement on Schedule 14A filed on March 29, 2007; and

•	The description of our common shares contained in the Registration Statement on Form 8-A filed on May 1, 2006.

You may request a copy of these filings, other than exhibits unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning us at the following address:

Corporate Secretary
RAM Holdings Ltd.
46 Reid Street
Hamilton HM 12 Bermuda
Telephone: (441) 296-6500

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES
FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. directors and officers or to recover against us, or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving CT Corporation System, our U.S. agent, irrevocably appointed for that purpose.

Uncertainty exists as to whether courts of Bermuda will enforce judgments obtained in other jurisdictions (including the U.S.) against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions. Further there is no treaty in effect between the U.S. and Bermuda providing for the enforcement of judgments of U.S. courts, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy. Because judgments of U.S. courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against us based upon such judgments.

The BMA has granted its permission for the issue and subsequent transfer of our securities being offered pursuant to this prospectus, as long as the common shares are listed on the NASDAQ Global Market, to and among persons who are resident and non-resident of Bermuda for exchange control purposes. In addition, we will deliver a copy of this prospectus together with the relevant prospectus supplement to the Registrar of Companies in Bermuda for filing pursuant to the Bermuda Companies Act. However, the BMA and Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

RAM Holdings Ltd.
Common Shares, Preference Shares, Depositary Shares, Debt Securities,
Rights to Purchase Common Shares,
Rights to Purchase Preference Shares,
Warrants to Purchase Common Shares,
Warrants to Purchase Preference Shares,
Warrants to Purchase Debt Securities,
Share Purchase Contracts and
Share Purchase Units

Prospectus
                     ,

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant (except as noted in the prospectus) in connection with the registration and sale of the securities being registered hereby. All of such costs and expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

Securities and Exchange Commission Fee	$10,745
FINRA Fee	$35,500
Legal Fees and Expenses (1)	$80,000
Printing Expenses (1)	$7,500
Accounting Fees and Expenses (1)	$30,000
Blue Sky Fees and Expenses	$5,000
Miscellaneous Expenses	$6,255

Total:	$175,000

(1)	Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of securities.

Item 15. Indemnification of Directors and Officers.

Bye-law 56 of the Registrant’s Amended and Restated Bye-Laws provides, among other things, that the directors, secretary and other officers (including any persons appointed to a committee of the board of directors) of the Registrant, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Registrant to the full extent permitted by law from and against all actions, costs, charges, liabilities, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided, that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons.

Bye-law 56A of the Registrant’s Amended and Restated Bye-Laws provides that the Registrant and each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Registrant, against any director, secretary or other officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Registrant, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act. Section 98 further provides that any provision, whether contained in the bye-laws of a company or in any contract or arrangement between the company and any director exempting or indemnifying him against any liability which would otherwise attach to him in respect of any fraud or dishonesty of which he may be guilty in relation to the company shall be void.

Section 98A of the Companies Act permits a Bermuda company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not such Bermuda company may otherwise indemnify such officer or director.

The Registrant has purchased directors and officers liability insurance policies. Such insurance would be available to the Registrant’s directors and officers in accordance with its terms. In addition, certain directors may be covered by directors and officers liability insurance policies purchased by their respective employers.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. Under those agreements, the Registrant will agree to indemnify each of these individuals against claims arising out of events or occurrences related to that individual’s service as director, officer, employee, agent or fiduciary of us or, at our request, any other entity, to the fullest extent permitted by applicable law.

Reference is made to the forms of Underwriting Agreement to be filed as Exhibits 1.1, 1.2 and 1.3 hereto (or as any other exhibit to the registration statement) for provisions providing that the Underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Registrant against certain liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits

See the Exhibit Index, which is hereby incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on the 28th day of December, 2007.

RAM Holdings Ltd.

By:	/s/ VERNON M. ENDO Name: Vernon M. Endo Title: President and Chief Executive Officer

Power of Attorney and Signatures

We, the undersigned directors and officers of RAM Holdings Ltd., hereby severally appoint Vernon M. Endo and Laryssa Yuel with full powers of substitution and resubstitution, our true and lawful attorney, with full powers to sign for us, in our names and in the capacities indicated below, any and all amendments to such Registration Statement, including post-effective amendments, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that such attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date
/s/ STEVEN J. TYNAN Name: Steven J. Tynan	Chairman of the Board; Director	December 28, 2007

/s/ VERNON M. ENDO Name: Vernon M. Endo	President and Chief Executive Officer and Director (principal executive officer)	December 28, 2007

/s/ LARYSSA YUEL Name: Laryssa Yuel	Financial Controller (principal financial officer and principal accounting officer)	December 28, 2007

/s/ EDWARD F. BADER Name: Edward F. Bader	Director	December 28, 2007

/s/ VICTOR J. BACIGALUPI Name: Victor J. Bacigalupi	Director	December 28, 2007

/s/ DAVID L. BOYLE Name: David L. Boyle	Director	December 28, 2007

/s/ ALLAN S. BUFFERD Name: Allan S. Bufferd	Director	December 28, 2007

Signature	Title	Date
/s/ JOAN H. DILLARD Name: Joan H. Dillard	Director	December 28, 2007

/s/ JOSEPH M. DONOVAN Name: Joseph M. Donovan	Director	December 28, 2007

/s/ MARK F. MILNER Name: Mark F. Milner	Director	December 28, 2007

/s/ DIRK A. STUUROP Name: Dirk A. Stuurop	Director	December 28, 2007

/s/ CONRAD P. VOLDSTAD Name: Conrad P. Voldstad	Director	December 28, 2007

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement relating to common shares*
1.2	Form of Underwriting Agreement relating to preference shares and depositary shares*
1.3	Form of Underwriting Agreement relating to debt securities*
3.1	Certificate of Incorporation and Memorandum of Association of RAM Holdings Ltd.**
3.2	Form of Amended and Restated Bye-Laws of RAM Holdings Ltd.***
4.1	Specimen Common Share Certificate**
4.2	Fiscal Agency Agreement dated as of March 26, 2004 between RAM Holdings Ltd. and The Bank of New York, as fiscal agent****
4.3	6.875% Senior Note, dated March 26, 2004, from RAM Holdings Ltd. to Cede & Co., for $40.0 million****
4.4	Certificate of Designations of Non-Cumulative Preference Shares, Series A of RAM Holdings Ltd.*****
4.5	Form of Series A Preference Share Certificate******
4.6	Replacement Capital Covenant*******
4.7	Registration Rights Agreement with respect to the Non-Cumulative Preference Shares, Series A********
4.8	Form of Debt Securities Indenture of RAM Holdings Ltd.
4.9	Form of Debt Securities of RAM Holdings Ltd.*
4.10	Form of Certificate of Designations, Preferences and Rights relating to the preference shares of RAM Holdings Ltd.*
4.11	Form of Deposit Agreement, including the form of depositary receipt*
4.12	Form of Subscription Rights Agreement*
4.13	Form of Subscription Rights Certificate*
4.14	Form of Warrant Agreement*
4.15	Form of Share Purchase Contract Agreement*
4.16	Form of Share Purchase Units*
5.1	Opinion of Conyers Dill & Pearman
5.2	Opinion of Clifford Chance US LLP
12.1	Computation of Ratio of Combined Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3	Consent of Clifford Chance US LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature to this registration statement)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the RAM Holdings Ltd. Debt Securities Indenture*
99.1	Form F-N

*	To be filed by post-effective amendment or on Form 8-K and incorporated by reference herein

**	Incorporated by reference to similarly numbered exhibit on the Registrant’s Amended Registration Statement on Form S-1/A (File No. 333-131763) on April 10, 2006.

***	Incorporated by reference similarly numbered exhibit on the Registrant’s Amended Registration Statement on Form S-1/A (File No. 333-131763) on March 23, 2006.

****	Incorporated by reference, similarly numbered exhibit on the Registrant’s Amended Registration Statement on Form S-1/A (File No. 333-131763) on February 10, 2006.

*****	Incorporated by reference to Exhibit 4.1 of the Registrant’s Report on Form 8-K, dated December 14, 2006.

******	Incorporated by reference to Exhibit 4.2 of the Registrant’s Report on Form 8-K, dated December 14, 2006.

*******	Incorporated by reference to Exhibit 4.3 of the Registrant’s Report on Form 8-K, dated December 14, 2006.

********	Incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q, for the third quarter ended September 30, 2007.